EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	Lara E. Ramsey, President and CEO	Lora M. Jones, Treasurer & CFO
	(540) 951-6250 lramsey@nbbank.com	(540) 951-6238 ljones@nbbank.com

National Bankshares, Inc. Reports Results for the Three and Nine Months Ended September 30, 2026

BLACKSBURG, VA., October 22, 2026 -- National Bankshares, Inc. (“the Company”) (Nasdaq: NKSH), parent company of The National Bank of Blacksburg (“the Bank”) and National Bankshares Financial Services, Inc., today announced its results of operations through the third quarter of 2026. The Company reported net income of $15.50 million or $2.43 per diluted common share for the nine months ended September 30, 2026. This compares with net income of $9.95 million or $1.56 per diluted common share for the nine months ended September 30, 2025. For the three month period ended September 30, 2026 the Company reported net income of $5.49 million or $0.86 per diluted common share. This compares with net income for the three month period ended September 30, 2025 of $4.42 million or $0.69 per diluted common share. National Bankshares, Inc. ended September 30, 2026 with total assets of $1.78 billion.

Lara E. Ramsey, President and CEO, commented, "We are pleased to report strong growth in net income for the third quarter and nine months ended September 30, 2026. Year-to-date earnings increased over 55% from the same period last year, or over 33% when adjusted for nonrecurring items recorded in 2025 and 2026. When the third quarter of 2026 is compared with the second quarter of 2026, earnings increased more than 9%, driven by securities yield improvement. Higher yields on assets and reduced deposit costs have supported income growth throughout 2026, and we expect continued loan repricing to sustain the trend."

Ms. Ramsey continued, "Throughout 2026, we have been building momentum with new products and digital banking tools to attract new customers and strengthen existing relationships. We have prioritized enhancing our sales culture and introduced operational technologies to increase efficiency. These efforts reflect our ongoing commitment to shareholder value grounded in sustainable, customer-focused growth."

Comparability

The Company made minor reclassifications during the current period. Prior periods are presented on a comparable basis.

Highlights

Net Interest Income

The net interest margin improved 21 basis points when the third quarter of 2026 is compared with the second quarter of 2026, led by a 54 basis point improvement in the yield on taxable securities resulting from second quarter's restructuring of a portion of the securities portfolio. When the third quarter of 2026 is compared with the third quarter of 2025, the net interest margin improved 49 basis points, due to improvement in taxable securities yield and a decrease in funding costs. The net interest margin for the nine month period ended September 30, 2026 improved 51 basis points compared with the same period of 2025, driven by higher loan and securities yields and lower deposit costs, somewhat offset by lower yield on interest-bearing deposit assets.

Gain on Sale of Equity Investment and Securities Portfolio Restructuring

During the second quarter of 2026, the Company recorded a gain of $6.57 million on the sale of its membership interest (held by the Company's subsidiary, National Bankshares Financial Services, Inc.) in Bearing Insurance Group, LLC.

Also during the second quarter, the Company completed a strategic repositioning of a portion of its securities available for sale portfolio. The Company sold securities with a total amortized cost of $131.87 million and a weighted average yield of

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

1.80%. Following the sale, the Company purchased $127.33 million in mortgage-backed securities with a weighted average yield of 5.26%. The Company expects that incremental earnings improvement from the repositioning will recover the $6.55 million pre-tax loss on the sale over a period of 1.8 years from the date of the transaction, and provide earnings accretion after the recovery period.

Noninterest Income

When the third quarter of 2026 is compared with the second quarter of 2026, service charges on deposit accounts improved due to increased income for non-sufficient funds and periodic maintenance charges. Trust income improved due to higher estate fees. Other income decreased due to lower commissions on securities sales.

When the third quarter of 2026 is compared with the third quarter of 2025, service charges on deposits increased due to higher NSF fees and periodic maintenance charges. Credit and debit card fees, net, increased due to volume. Trust income decreased due to lower estate fees and other income decreased due to lower commissions on securities sales. Service charges on loans sold decreased due to the strategic retention of mortgages for portfolio.

When the nine month period ended September 30, 2026 is compared with the same period of 2025, noninterest income increased. Credit and debit card fees, net, increased due to improved terms for interchange fee income associated with the Company's core system conversion in May of 2025, trust income increased due to estate fees, and other income increased primarily due to higher commissions on securities sales.

Noninterest Expense

When the third quarter of 2026 is compared with the second quarter of 2026, noninterest expense increased slightly, due to increases in salaries related to medical insurance and data processing for infrastructure upgrades. The increases were substantially offset by lower other operating expense due to improved non-loan charge-offs and expense recorded in the second quarter for the annual meeting of stockholders.

When comparing the three and nine month periods ended September 30, 2026 with the comparable periods of 2025, total noninterest expense increased. Salaries and employee benefits increased due to higher medical insurance, incentive programs and pension service cost. Occupancy, furniture and fixtures increased due to depreciation and amortization of assets placed into service during 2025 for the new core system and the Company's Roanoke and Lynchburg branch locations. Data processing increased due to infrastructure upgrades. During 2025, the Company recorded specific expense for the core system conversion, as well as associated marketing and mailing expense included in other noninterest expense. Other operating expense also decreased due to improvement in the pension non-service benefit.

Securities

The net unrealized loss on securities worsened when September 30, 2026 is compared with June 30, 2026 and September 30, 2025, due to volatility in the bond market related to the Iran War that began in 2026 and market concerns related to inflation. Analysis as of September 30, 2026 did not indicate credit risk concerns with any of the Company’s securities.

Deposits and Borrowings

Deposits decreased when September 30, 2026 is compared with June 30, 2026, due to annual cyclicality in the Company's municipal deposit base. Trend analysis indicates that municipal deposits reach a low point during the third quarter and increase during the fourth quarter. The Company’s depositors within its market areas are diverse and include individuals, businesses and municipalities. The Company does not have any brokered deposits. Depositors are insured up to the FDIC maximum of $250 thousand. Municipal deposits, which account for 19% of the Company’s deposits, have additional security from bonds pledged as collateral, in accordance with state regulation. Of the Company’s non-municipal deposits, approximately 21% are uninsured.

The Company's borrowings as of September 30, 2026 are short-term and supported securities purchases at attractive yields. The Company expects securities paydowns and maturities during the fourth quarter will pay off those borrowings.

Liquidity

The Company’s liquidity position remains solid. The Company maintains borrowing lines with the Federal Home Loan Bank of Atlanta (“FHLB”) and the Federal Reserve that provide substantial borrowing capacity. Combined with a low loan-to-deposit ratio, positive results of the latest liquidity stress testing and strategic deposit marketing, the Company believes it is well positioned to meet foreseeable liquidity demands.

Loans and Credit Quality

Loans increased from June 30, 2026 and from September 30, 2025. The Company is positioned to make every loan within it's legal lending limit and that meets its underwriting standards and strategic portfolio mix goals. Loan metrics continue to reflect low credit risk, with low charge-off and past due levels. The Company recorded a provision for credit losses for the third quarter of 2026, similar to the amount recorded for the second quarter of 2026. When the nine month period ended September 30, 2026 is compared with the same period of 2025, the provision for credit losses decreased due to a lower ACL ratio, determined by the Company's analysis of credit risk factors.

Stockholders’ Equity

Stockholders’ equity decreased when September 30, 2026 is compared with June 30, 2026 and September 30, 2025 due to unrealized losses on available for sale securities, which are reflected, net of tax, in accumulated other comprehensive loss. Accumulated other comprehensive loss is excluded from the Bank’s regulatory capital and does not affect regulatory capital ratios. The Bank is considered well capitalized, with capital ratios substantially higher than minimum regulatory requirements, and meets all requirements for borrowing from the FHLB. The Company paid a semiannual dividend of $0.75 to shareholders on June 1, 2026.

About National Bankshares

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc. National Bank is a community bank operating from 28 full-service offices in Southwestern, Western and Central Virginia, and one loan production office in Charlottesville, Virginia and operates 26 automated teller machines in its service area. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area. The Company’s stock is traded on the Nasdaq Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Although we believe that our expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of our existing knowledge of our business and operations, there can be no assurance that actual future results, performance, achievements, or trends will not differ materially from any projected future results, performance, achievements or trends expressed or implied by such forward-looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the following: the level of inflation; interest rates; national and local economic conditions; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Consumer Financial Protection Bureau and the Federal Deposit Insurance Corporation, and the impact of any policies or programs implemented pursuant to financial reform legislation; unanticipated increases in the level of unemployment in the Company’s market; the quality or composition of the loan and/or investment portfolios; the sufficiency of the Company’s allowance for credit losses; demand for loan products; deposit flows, including impact on liquidity; competition; demand for financial services in the Company’s market; the real estate market conditions in the Company’s market; laws, regulations and policies impacting financial institutions; adverse developments in the financial industry generally, such as the recent bank failures, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer behavior; technological risks and developments, and cyber-threats, attacks or events; the Company’s technology initiatives; geopolitical conditions, including acts or threats of terrorism and/or military conflicts, or actions taken by the U.S. or other governments in response to acts or threats of terrorism and/or military conflicts; the occurrence of significant natural disasters, including severe weather conditions, floods, and other catastrophic events; the Company's ability to identify, attract, and retain experienced management, relationship managers, and support personnel, particularly in a competitive labor environment; performance by the Company’s counterparties or vendors; applicable accounting principles, policies and guidelines; the impact of public health events, including the adverse impact on our business and operations and on our customers; and other factors described from time to time in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

National Bankshares, Inc.

Consolidated Balance Sheets

(Unaudited)

	September 30,	June 30,	September 30,
(in thousands, except share and per share data)	2026	2026	2025
Assets
Cash and due from banks	$11,217	$8,854	$9,192
Interest-bearing deposits	18,890	45,709	33,113
Total cash and cash equivalents	30,107	54,563	42,305
Securities available for sale, at fair value	619,895	652,660	630,483
Mortgage loans held for sale	422	331	535
Loans:
Real estate construction loans	73,137	72,220	46,381
Consumer real estate loans	338,917	330,204	324,597
Commercial real estate loans	450,871	456,181	490,968
Commercial non real estate loans	50,531	49,616	53,532
Public sector and IDA loans	60,027	62,124	54,332
Consumer non real estate loans	44,771	45,067	47,135
Total loans	1,018,254	1,015,412	1,016,945
Less: deferred fees and costs	(852)	(758)	(543)
Loans, net of deferred fees and costs	1,017,402	1,014,654	1,016,402
Less: allowance for credit losses on loans ("ACLL")	(10,120)	(10,047)	(10,579)
Loans, net	1,007,282	1,004,607	1,005,823
Premises and equipment, net	18,036	18,269	18,351
Accrued interest receivable	7,314	7,029	6,677
Goodwill	10,718	10,718	10,718
Core deposit intangible, net	1,237	1,319	1,579
Bank-owned life insurance ("BOLI")	49,485	49,174	48,262
Other assets	38,705	34,030	37,674
Total assets	$1,783,201	$1,832,700	$1,802,407

Liabilities and Stockholders' Equity
Noninterest-bearing demand deposits	$318,753	$313,453	$312,578
Interest-bearing demand deposits	809,383	861,560	793,552
Savings deposits	140,845	139,593	140,635
Time deposits	308,197	314,850	315,139
Total deposits	1,577,178	1,629,456	1,561,904
Borrowings	17,900	-	50,000
Accrued interest payable	1,573	1,439	1,616
Other liabilities	10,211	9,574	9,667
Total liabilities	1,606,862	1,640,469	1,623,187
Commitments and contingencies
Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	-	-	-
Common stock of $1.25 par value and additional paid in capital. Authorized 10,000,000 shares; issued and outstanding 6,370,620 (including 4,619 unvested) shares at September 30, 2026, 6,370,620 (including 4,619 unvested) shares at June 30, 2026, and 6,366,001 (including 5,028 unvested) shares at September 30, 2025	$22,190	$22,149	$21,974
Retained earnings	213,277	207,789	201,643
Accumulated other comprehensive loss, net	(59,128)	(37,707)	(44,397)
Total stockholders' equity	176,339	192,231	179,220
Total liabilities and stockholders' equity	$1,783,201	$1,832,700	$1,802,407

National Bankshares, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
(in thousands, except share and per share data)	2026	2026	2025
Interest Income
Interest and fees on loans	$14,336	$14,068	$14,232
Interest on interest-bearing deposits	258	605	740
Interest on securities – taxable	5,354	4,439	3,704
Interest on securities – nontaxable	339	342	334
Total interest income	20,287	19,454	19,010
Interest Expense
Interest on time deposits	2,512	2,541	2,907
Interest on other deposits	3,916	3,856	4,362
Interest on borrowings	12	7	67
Total interest expense	6,440	6,404	7,336
Net interest income	13,847	13,050	11,674
Provision for credit losses	324	317	306
Net interest income after provision for credit losses	13,523	12,733	11,368

Noninterest Income
Service charges on deposit accounts	748	690	681
Other service charges and fees	76	69	72
Credit and debit card fees, net	527	544	492
Trust income	687	667	700
BOLI income	310	306	304
Gain on sale of mortgage loans held for sale	55	75	92
Other income	171	278	196
Gain on sale of equity investment	-	6,566	-
Loss on sale of securities, net	-	(6,549)	-
Total noninterest income	2,574	2,646	2,537

Noninterest Expense
Salaries and employee benefits	5,819	5,788	5,114
Occupancy, furniture and fixtures	847	838	770
Data processing	1,016	965	848
FDIC assessment	211	207	210
Intangible asset amortization	82	84	92
Franchise taxes	352	351	350
Professional services	341	358	361
Core system conversion expense	-	-	50
Other operating expenses	650	711	729
Total noninterest expense	9,318	9,302	8,524
Income before income taxes	6,779	6,077	5,381
Income tax expense	1,291	1,048	961
Net Income	$5,488	$5,029	$4,420
Basic net income per common share	$0.86	$0.79	$0.70
Diluted net income per common share	$0.86	$0.79	$0.69
Weighted average number of common shares outstanding, basic	6,366,001	6,363,920	6,360,973
Weighted average number of common shares outstanding, diluted	6,368,449	6,367,161	6,363,351
Dividends declared per common share	$-	$0.75	$-

National Bankshares, Inc.

Consolidated Statements of Income

(Unaudited)

	Nine Months Ended
(in thousands, except share and per share data)	September 30, 2026	September 30, 2025
Interest Income
Interest and fees on loans	$42,348	$40,686
Interest on federal funds sold	-	5
Interest on interest-bearing deposits	1,287	2,757
Interest on securities – taxable	14,026	11,289
Interest on securities – nontaxable	1,021	1,007
Total interest income	58,682	55,744
Interest Expense
Interest on time deposits	7,684	9,276
Interest on other deposits	11,459	13,486
Interest on borrowings	19	67
Total interest expense	19,162	22,829
Net interest income	39,520	32,915
Provision for credit losses	568	618
Net interest income after provision for credit losses	38,952	32,297

Noninterest Income
Service charges on deposit accounts	2,087	2,114
Other service charges and fees	287	228
Credit and debit card fees, net	1,528	1,275
Trust income	1,938	1,857
BOLI income	917	893
Gain on sale of mortgage loans held for sale	149	171
Other income	976	838
Gain on sale of equity investment	6,566	-
Loss on sale of securities, net	(6,549)	-
Total noninterest income	7,899	7,376

Noninterest Expense
Salaries and employee benefits	17,441	15,505
Occupancy, furniture and fixtures	2,569	2,240
Data processing	2,909	2,532
FDIC assessment	625	627
Intangible asset amortization	253	284
Franchise taxes	1,053	1,081
Professional services	1,072	1,169
Core system conversion expense	-	2,073
Other operating expenses	2,026	2,228
Total noninterest expense	27,948	27,739
Income before income tax expense	18,903	11,934
Income tax expense	3,405	1,989
Net Income	$15,498	$9,945
Basic net income per common share	$2.44	$1.56
Diluted net income per common share	$2.43	$1.56
Weighted average number of common shares outstanding, basic	6,364,440	6,359,443
Weighted average number of common shares outstanding, diluted	6,367,261	6,361,786
Dividends declared per common share	$0.75	$0.73

National Bankshares, Inc.

Net Interest Margin

(Unaudited)

	Three Months Ended September 30, 2026			Three Months Ended June 30, 2026
($ in thousands)	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest-earning assets:
Loans (1)(2)(3)(4)	$1,015,931	$14,493	5.66%	$1,007,549	$14,226	5.66%
Taxable securities (4)	635,031	5,354	3.34%	636,331	4,439	2.80%
Nontaxable securities (1)(4)	62,276	429	2.73%	62,388	433	2.78%
Interest-bearing deposits	27,327	258	3.75%	70,878	605	3.42%
Total interest-earning assets	$1,740,565	$20,534	4.68%	$1,777,146	$19,703	4.45%
Interest-bearing liabilities:
Interest-bearing demand deposits	$843,851	$3,860	1.81%	$869,047	$3,803	1.76%
Savings deposits	140,925	56	0.16%	141,382	53	0.15%
Time deposits(5)	311,215	2,512	3.20%	311,990	2,541	3.27%
Borrowings	1,241	12	3.84%	769	7	3.65%
Total interest-bearing liabilities	$1,297,232	$6,440	1.97%	$1,323,188	$6,404	1.94%
Net interest income and interest rate spread		$14,094	2.71%		$13,299	2.51%
Net interest margin			3.21%			3.00%

	Three Months Ended September 30, 2025
($ in thousands)	Average Balance	Interest	Average Yield/Rate
Interest-earning assets:
Loans (1)(2)(3)(4)	$1,010,041	$14,356	5.64%
Taxable securities (4)	588,212	3,704	2.50%
Nontaxable securities (1)(4)	62,730	423	2.68%
Interest-bearing deposits	71,009	740	4.13%
Total interest-earning assets	$1,731,992	$19,223	4.40%
Interest-bearing liabilities:
Interest-bearing demand deposits	$827,977	$4,307	2.06%
Savings deposits	141,197	55	0.15%
Time deposits(5)	322,782	2,907	3.57%
Borrowings	6,630	67	4.01%
Total interest-bearing liabilities	$1,298,586	$7,336	2.24%
Net interest income and interest rate spread		$11,887	2.16%
Net interest margin			2.72%

(1)
Interest on nontaxable loans and securities is computed on a fully taxable equivalent basis using a federal income tax rate of 21%. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(2)
Included in loan interest income are loan fees and net accretion of deferred fees and costs of $170, $169 and $162 for the three months ended September 30, 2026, June 30, 2026 and September 30, 2025, respectively. Also included are net accretion of acquisition discounts of $196, $177 and $699 for the three months ended September 30, 2026, June 30, 2026 and September 30, 2025, respectively.
(3)
Includes loans held for sale and nonaccrual loans.
(4)
Daily averages are shown at amortized cost.
(5)
Included in time deposit expense is net amortization of acquisition premiums of $15, $16 and $27 for the three months ended September 30, 2026, June 30, 2026 and September 30, 2025, respectively.

	Nine Months Ended
	September 30, 2026			September 30, 2025
($ in thousands)	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest-earning assets:
Loans (1)(2)(3)(4)	$1,006,388	$42,830	5.69%	$1,004,552	$41,052	5.46%
Taxable securities (4)	637,118	14,026	2.94%	599,455	11,289	2.52%
Nontaxable securities (1)(4)	62,387	1,292	2.77%	62,846	1,274	2.71%
Federal funds sold	-	-	-	152	5	4.40%
Interest-bearing deposits	46,050	1,287	3.74%	85,229	2,757	4.32%
Total interest-earning assets	$1,751,943	$59,435	4.54%	$1,752,234	$56,377	4.30%
Interest-bearing liabilities:
Interest-bearing demand deposits	$855,993	$11,298	1.76%	$850,676	$13,330	2.10%
Savings deposits	142,237	161	0.15%	142,874	156	0.15%
Time deposits(5)	312,969	7,684	3.28%	331,602	9,276	3.74%
Borrowings	675	19	3.76%	2,234	67	4.01%
Total interest-bearing liabilities	$1,311,874	$19,162	1.95%	$1,327,386	$22,829	2.30%
Net interest income and interest rate spread		$40,273	2.59%		$33,548	2.00%
Net interest margin			3.07%			2.56%

(1)
Interest on nontaxable loans and securities is computed on a fully taxable equivalent basis using a federal income tax rate of 21%. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(2)
Included in loan interest income are loan fees and net accretion of deferred fees and costs of $541 and $361 for the nine months ended September 30, 2026 and September 30, 2025, respectively. Also included are net accretion of acquisition discounts of $790 and $1,324 for the nine months ended September 30, 2026 and September 30, 2025, respectively.
(3)
Includes loans held for sale and nonaccrual loans.
(4)
Daily averages are shown at amortized cost.
(5)
Included in time deposit expense is net amortization of acquisition premiums of $49 and $128 for the nine months ended September 30, 2026 and September 30, 2025, respectively.

National Bankshares, Inc.

Key Ratios and Other Data

(Unaudited)

	As of or for the Three Months Ended
($ in thousands)	September 30,	June 30,	September 30,
	2026	2026	2025
Average Balances
Cash and due from banks	$12,788	$7,404	$8,588
Interest-bearing deposits	27,327	70,878	71,009
Securities available for sale, at fair value	641,999	643,444	587,811
Mortgage loans held for sale	195	526	494
Loans, gross	1,017,307	1,008,521	1,010,054
Loans, net of deferred fees and costs	1,015,736	1,007,023	1,009,547
Loans, net of deferred fees and costs and the ACLL	1,005,782	997,323	999,186
Intangible assets	12,003	12,087	12,354
Total assets	1,808,807	1,841,236	1,789,174

Noninterest-bearing demand deposits	$309,952	$316,504	$307,743
Interest-bearing demand and savings deposits	984,776	1,010,429	969,174
Time deposits	311,215	311,990	322,782
Total deposits	1,605,943	1,638,923	1,599,699
Total stockholders' equity	188,976	189,185	171,594

Financial Ratios
Return on average assets(1)	1.20%	1.09%	0.99%
Return on average equity(1)	11.52%	10.64%	10.29%
Efficiency ratio(2)	55.90%	58.40%	58.75%
Average equity to average assets	10.45%	10.27%	9.59%
Tangible common equity to tangible assets(3)	9.28%	9.90%	9.32%

Allowance for Credit Losses on Loans
Beginning balance	$10,047	$9,739	$10,422
Provision for credit losses	308	323	259
Charge-offs	(264)	(93)	(153)
Recoveries	29	78	51
Ending Balance	$10,120	$10,047	$10,579

(1)
The return on average assets and return on average equity are calculated by annualizing net income and dividing by average period-to-date assets or equity, respectively. Any significant nonrecurring items within net income are not annualized. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(2)
The efficiency ratio is calculated as noninterest expense divided by the sum of noninterest income and net interest income on a fully taxable equivalent basis. Noninterest income and noninterest expense are adjusted for any nonrecurring items. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(3)
Tangible common equity and tangible assets exclude goodwill and intangible assets of $11,955 as of September 30, 2026, $12,037 as of June 30, 2026 and $12,297 as of September 30, 2025. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

National Bankshares, Inc.

Key Ratios and Other Data

(Unaudited)

	As of or for the Nine Months Ended
($ in thousands)	September 30, 2026	September 30, 2025
Average Balances
Cash and due from banks	$13,101	$11,430
Interest-bearing deposits	46,050	85,229
Securities available for sale, at fair value	646,345	593,896
Mortgage loans held for sale	289	380
Loans, gross	1,007,600	1,004,725
Loans, net of deferred fees and costs	1,006,099	1,004,172
Loans, net of deferred fees and costs and the ACLL	996,267	993,824
Intangible assets	12,087	12,447
Total assets	1,822,537	1,807,982

Noninterest-bearing demand deposits	$314,800	$302,373
Interest-bearing demand and savings deposits	998,230	993,550
Time deposits	312,969	331,602
Total deposits	1,625,999	1,627,525
Total stockholders' equity	184,744	166,579

Financial Ratios
Return on average assets(1)	1.13%	0.76%
Return on average equity(1)	11.18%	8.28%
Efficiency ratio(2)	58.04%	62.72%
Average equity to average assets	10.14%	9.21%
Tangible common equity to tangible assets(3)	9.28%	9.32%

Allowance for Credit Losses on Loans
Beginning balance	$9,892	$10,262
Provision for credit losses	568	581
Charge-offs	(540)	(406)
Recoveries	200	142
Ending Balance	$10,120	$10,579

(1)
The return on average assets and return on average equity are calculated by annualizing net income and dividing by average period-to-date assets or equity, respectively. Any significant nonrecurring items within net income are not annualized. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(2)
The efficiency ratio is calculated as noninterest expense divided by the sum of noninterest income and net interest income on a fully taxable equivalent basis. Noninterest income and noninterest expense are adjusted for any nonrecurring items. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(3)
Tangible common equity and tangible assets exclude goodwill and intangible assets of $11,955 as of September 30, 2026 and $12,297 as of September 30, 2025. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

National Bankshares, Inc.

Asset Quality Data

(Unaudited)

	As of
	September 30,	June 30,	September 30,
($ in thousands)	2026	2026	2025
Nonperforming Assets
Nonaccrual loans	$331	$335	$2,027
Loans past due 90 days or more, and still accruing	$151	$243	$283

Asset Quality Ratios
Ratio of nonaccrual loans to total loans(1)	0.03%	0.03%	0.20%
ACLL to total loans(1)	0.99%	0.99%	1.04%
Ratio of ACLL to nonaccrual loans	3057.40%	2999.10%	521.90%
Loans past due 90 days or more to total loans (1)	0.01%	0.02%	0.03%

(1)
Loans are net of deferred fees and costs.

National Bankshares, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends, and comparing financial results to other financial institutions. Non-GAAP financial measures are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions.

The non-GAAP financial measures presented in this document include the net interest margin, the efficiency ratio and the ratio of tangible common equity to tangible assets. For periods that are shorter than twelve months, the Company annualizes net income for the return on average assets and return on average equity. In order to prevent distortion, the Company does not annualize significant nonrecurring income and expense items.

The following tables present calculations underlying non-GAAP financial measures for the three month periods indicated.

(in thousands)	Three Months Ended
Net Interest Margin, FTE	September 30, 2026	June 30, 2026	September 30, 2025
Interest income (GAAP)	$20,287	$19,454	$19,010
Add: FTE adjustment	247	249	213
Interest income, FTE (non-GAAP)	20,534	19,703	19,223
Interest expense (GAAP)	6,440	6,404	7,336
Net interest income, FTE (non-GAAP)	$14,094	$13,299	$11,887
Average balance of interest-earning assets	$1,740,565	$1,777,146	$1,731,992
Net interest margin	3.21%	3.00%	2.72%

(in thousands)	Three Months Ended
Efficiency Ratio	September 30, 2026	June 30, 2026	September 30, 2025
Noninterest expense (GAAP)	$9,318	$9,302	$8,524
Less: core system conversion expense	–	–	(50)
Adjusted noninterest expense (non-GAAP)	$9,318	$9,302	$8,474
Noninterest income (GAAP)	$2,574	$2,646	$2,537
Less: realized securities loss, net	–	6,549	–
Less: gain on sale of investment	–	(6,566)	–
Adjusted noninterest income (non-GAAP)	$2,574	$2,629	$2,537
Net interest income, FTE (non-GAAP)	14,094	13,299	11,887
Total income for efficiency ratio (non-GAAP)	$16,668	$15,928	$14,424
Efficiency ratio	55.90%	58.40%	58.75%

(in thousands)	Three Months Ended
	September 30,	June 30,	September 30,
Annualized Net Income for Ratio Calculation	2026	2026	2025
Net income per GAAP	$5,488	$5,029	$4,420
Adjustments for expense (income) not annualized:
Gain on sale of investment, net of tax of ($1,379) for the period ended June 30, 2026	–	(5,187)	–
Realized securities loss, net of tax of $1,375 for the period ended June 30, 2026	–	5,174	–
Core system conversion expense, net of tax of $11 for the period ended September 30, 2025	–	–	39
Total non-annualized items	–	(13)	39
Adjusted net income	5,488	5,016	4,459
Adjusted net income, annualized	$21,773	$20,119	$17,691
Add: total non-annualized items	–	13	(39)
Annualized net income for ratio calculation (non-GAAP)	$21,773	$20,132	$17,652
Return on average assets (GAAP)	1.20%	1.10%	0.98%
Adjusted return on average assets (non-GAAP)	1.20%	1.09%	0.99%
Return on average equity (GAAP)	11.52%	10.66%	10.22%
Adjusted return on average equity (non-GAAP)	11.52%	10.64%	10.29%

The following tables present calculations underlying non-GAAP financial measures for the nine month periods indicated.

	Nine Months Ended September 30,
Net Interest Margin, FTE	2026	2025
Interest income (GAAP)	$58,682	$55,744
Add: FTE adjustment	753	633
Interest income, FTE (non-GAAP)	59,435	56,377
Interest expense (GAAP)	19,162	22,829
Net interest income, FTE (non-GAAP)	$40,273	$33,548
Average balance of interest-earning assets	$1,751,943	$1,752,234
Net interest margin (non-GAAP)	3.07%	2.56%

	Nine Months Ended September 30,
Efficiency Ratio	2026	2025
Noninterest expense (GAAP)	$27,948	$27,739
Less: core system conversion expense	-	(2,073)
Adjusted noninterest expense (non-GAAP)	$27,948	$25,666
Noninterest income (GAAP)	$7,899	$7,376
Less: gain on sale of equity investment	(6,566)	-
Less: loss on sale of securities, net	6,549	-
Adjusted noninterest income (non-GAAP)	7,882	7,376
Net interest income, FTE (non-GAAP)	40,273	33,548
Total income for efficiency ratio (non-GAAP)	$48,155	$40,924
Efficiency ratio (non-GAAP)	58.04%	62.72%

(in thousands)	Nine Months Ended
Annualized Net Income for Ratio Calculation	September 30, 2026	September 30, 2025
Net income per GAAP	$15,498	$9,945
Adjustments for expense (income) not annualized:
Partnership income net of tax of ($49) and ($44) for the periods ended September 30, 2026 and 2025, respectively	(184)	(166)
Gain on sale of investment, net of tax of ($1,379) for the period ended September 30, 2026	(5,187)	–
Realized securities loss, net of tax of $1,375 for the period ended September 30, 2026	5,174	–
Core system conversion expense, net of tax of $435 for the period ended September 30, 2025	–	1,638
Total non-annualized items	(197)	1,472
Adjusted net income	$15,301	$11,417
Adjusted net income, annualized	$20,457	$15,264
Add: total non-annualized items	197	(1,472)
Annualized net income for ratio calculation (non-GAAP)	$20,654	$13,792
Return on average assets (GAAP)	1.14%	0.74%
Adjusted return on average assets (non-GAAP)	1.13%	0.76%
Return on average equity (GAAP)	11.22%	7.98%
Adjusted return on average equity (non-GAAP)	11.18%	8.28%

The following table presents calculations underlying non-GAAP financial measures as of the dates indicated.

	As of
	September 30,	June 30,	September 30,
(in thousands)	2026	2026	2025
Tangible Assets
Total assets (GAAP)	$1,783,201	$1,832,700	$1,802,407
Less: goodwill and intangible assets	(11,955)	(12,037)	(12,297)
Tangible assets (non-GAAP)	$1,771,246	$1,820,663	$1,790,110

Tangible Common Equity
Total stockholders' equity (GAAP)	$176,339	$192,231	$179,220
Less: goodwill and intangible assets	(11,955)	(12,037)	(12,297)
Tangible common equity (non-GAAP)	$164,384	$180,194	$166,923